Exhibit 10.4

SERIES AA EXCHANGE AGREEMENT

This Exchange Agreement (together with all schedules hereto, this “Agreement”) is dated as of October [●], 2023, by and among Super League Enterprise, Inc., a Delaware corporation (the “Company”), and each undersigned holder of the Company’s Series AA Convertible Preferred Stock, par value $0.001 per share (including any and all subseries thereof, the “Series AA Preferred”) (each, a “Holder”, and collectively, the “Holders”).

RECITALS

WHEREAS, pursuant to the terms and conditions set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”), the Company is offering and selling shares of the Company’s Series AAA Convertible Preferred Stock, $0.001 par value per share (“Series AAA Preferred”) to certain accredited investors, at a price of $1,000 per share, pursuant to certain Subscription Agreements dated as of the date hereof (the “Subscription Agreements”, the shares issued and sold thereunder the “Sale Shares”, and such transaction hereinafter, the “Concurrent Offering”);

WHEREAS, in connection with the Concurrent Offering, the Company is providing the holders of the Company’s Series AA Preferred and Series A Convertible Preferred Stock, par value $0.001 per share (including any and all subseries thereof, the “Series A Preferred”), with the option to exchange certain shares of Series A Preferred and/or Series AA Preferred, as applicable, into shares of Series AAA Preferred, on the terms and conditions set forth in this Agreement, the Subscription Agreement, and the Term Sheet, subject, however, to inter alia, such holder meeting the Minimum Exchange Requirements (as defined below);

WHEREAS, each Holder has executed and delivered to the Company a Subscription Agreement, pursuant to which each Holder has subscribed to purchase a number of Sale Shares in the Concurrent Offering equal to at least the Minimum Shares (as defined below);

WHEREAS, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Company’s Series A Preferred set forth opposite such Holder’s name on Schedule A attached hereto (the “Current Shares”);

WHEREAS, each Holder desires to exchange (the “Exchange”) that number of its Current Shares, as set forth under the heading “Shares Exchanged” on Schedule A (the “Exchanged Shares”), for the number of shares of Series AAA Preferred set forth under the heading “Shares Received” on Schedule A attached hereto (such shares of Series AAA Preferred to be issued as consideration for the Exchange, the “Exchange Shares”); and

WHEREAS, the shares of common stock of the Company, par value $0.001 per share “Common Stock”), issuable upon conversion of the Series AAA Preferred, are referred to herein as the “AAA Conversion Shares” (together with the Series AAA Preferred, the “Securities”; and each, a “Security”), and the shares of Common Stock issued or issuable to the holders of Series AAA Preferred as dividends in accordance with the terms and conditions set forth in the Certificate of Designation (as defined below) are referred to herein as “Dividend Shares”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    Certain Definitions. For purposes of this Agreement:

“Initial Aggregate Shares” shall mean the aggregate number of shares of Series AA Preferred each holder purchased in any closing or closings of the offering of the Series AA Preferred.

“Minimum Investment” means the purchase of Sale Shares in the Concurrent Offering with an aggregate purchase price of at least (a) $1,000, multiplied by (b) the number of each Holder’s Exchanged Shares; provided, however, in the event the stated value of any Holder’s Exchanged Shares does not equal at least 50% of the stated value of such Holder’s Initial Aggregate Shares, such Holder’s “Minimum Investment” to meet the Minimum Exchange Requirements shall be the purchase of Sale Shares in the Concurrent Offering with an aggregate purchase price of at least (y) $1,000, multiplied by (z) 50% of such Holder’s Initial Aggregate Shares.

“Minimum Exchange Requirements” means (a) an exchange by each Holder of at least the Minimum Shares and (b) the purchase of Sale Shares with a purchase price of at least the Minimum Investment. For the avoidance of doubt, if a Holder fails to meet either (a) or (b) in this definition, such holder will not qualify to exchange such holder’s shares of Series AA Preferred, and such Holder will only receive the number of Series AAA Preferred purchased as Sale Shares in the Concurrent Offering.

“Minimum Shares” means at least that number of Exchanged Shares equal to 50% of each Holder’s Initial Aggregate Shares; provided, however, in the event a Holder has previously converted more than 50% of such Holder’s Initial Aggregate Shares into Common Stock, such Holder’s “Minimum Shares” to meet the Minimum Exchange Requirements shall be the exchange of 100% of such Holder’s remaining Current Shares.

2.    Securities Exchange. Subject to the terms and conditions of this Agreement, the parties agree as follows.

(a)    each Holder hereby contributes and assigns to the Company all of such Holder’s right, title and interest, free and clear of all liens and encumbrances, in and to all of its Exchanged Shares, and in furtherance of the foregoing, Holder hereby delivers evidence of electronic transfer of the Exchanged Shares to the account designated by the Company or the Company’s transfer agent, or agrees to promptly deliver such evidence as well as such other duly executed instruments of transfer reasonably requested, following delivery instructions from the Company or the Transfer Agent;

(b)    the Company hereby issues the applicable Exchange Shares to each Holder as consideration for the Exchange and the Holder’s delivery of the Exchanged Shares, the instruments of transfer referenced in (a) above, subject to satisfaction of the Minimum Exchange Requirements;

(c)    the closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 5 and 6 hereof (the “Closing Date”), and shall occur substantially concurrently with, and subject to, the closing of the Concurrent Offering; and

(d)    within five business (5) business days after any Closing for which Exchanged Shares are exchanged, the Company shall issue and deliver to each a Holder a book-entry statement evidencing the Exchange Shares against delivery of the Exchanged Shares to the Company.

3.    Representations, Warranties and Covenants of the Holder. Each Holder hereby makes the following representations and warranties to the Company and covenants for the benefit of the Company:

(e)    Power and Authorization. This Agreement has been duly authorized, validly executed and delivered by each Holder and is a valid and binding agreement and obligation of each Holder enforceable against them in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(f)    Accredited Investor. Each Holder is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(g)    No Legal, Tax or Investment Advice. The Holder is experienced in investments and business matters generally, has previously made similar investments and has such knowledge and experience in financial, tax and other business matters as to enable the Holder to evaluate the merits and risks of and to make an informed investment decision with respect to the Exchange.  Each Holder understands that nothing in the Transaction Documents, the SEC Reports or any other materials presented to Holder in connection with the Exchange for the Exchange Shares constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its Exchange of the Exchanged Shares for the Exchange Shares. Each Holder has evaluated the tax and other consequences of the Exchange of the Exchanged Shares and ownership of the Exchange Shares with its tax, accounting or legal advisors, including the consequences to such Holder of the Exchange and issuance of the Exchange Shares for U.S. Federal income tax purposes. Holder acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its decision to enter into the Exchange with the Company, except as expressly set forth in this Agreement.

(h)    Investment Purposes. Each Holder will be acquiring the Exchange Shares for its own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(i)    Title to Current Shares. Each Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Current Shares free and clear of all Encumbrances (as defined below), and each Stockholder has full power and authority to transfer and dispose of the Exchanged Shares free and clear of any Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Exchanged Shares. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(j)    Acknowledgement of Concurrent Offering. The Holder understands and acknowledges that concurrently with the Exchange, the Company is issuing and selling the Company’s Series AAA Preferred to certain other purchasers pursuant to the Subscription Agreements in the Concurrent Offering.

(k)    Minimum Exchange Requirements. Each Holder represents that, to its knowledge, the number of such Holder’s Exchanged Shares is at least equal to the Minimum Shares, and the number of Sale Shares being subscribed to by such Holder has a purchase price of at least the Minimum Investment.

(l)    Stockholder Approval. The Holder understands and acknowledges that (a) certain provisions and terms contained in the Certificate of Designation of Preferences, Rights and Limitations of Series AAA Preferred Stock of Super League Enterprise, Inc. (the “Certificate of Designation”) regarding conversion price adjustments, (b) the availability of certain additional investment rights as set forth in Section 6 of the Subscription Agreements, and (c) the Concurrent Offering and issuance of the Exchange Shares and Sale Shares is conditioned upon, among other things, the receipt by the Company of (i) the Stockholder Approval, (ii) the Series A Consent (as defined below) and (iii) the Series AA Consent (as defined below). For purposes of this Agreement, (y) “Stockholder Approval” means the receipt by the Company of the approval, by vote or action by written consent, of a majority of the issued and outstanding voting securities of the Company, voting on an as-converted basis, together as a single class with respect to (1) issuances of Common Stock in excess of the 19.99% or that could otherwise cause a “Change in Control” as required by the applicable Listing Rules of the Nasdaq Capital Market (the “Listing Rules”), (2) adjustments to the conversion price of the Series AAA Preferred pursuant to Section 7.1(a)(ii) and Section 7.1(a)(iii) of the Certificate of Designation, and (3) the potential sale and issuance of additional Series AAA Preferred pursuant to the exercise of additional investment rights set forth in Section 6 of the Subscription Agreements; and (z) “Preferred Consents” means the receipt by the Company of the consent of the holders of a majority of each of the Series A Preferred (the “Series A Consent”) and the Series AA Preferred (“Series AA Consent”), each of the Series A Preferred and Series AA Preferred each voting as each series’ own class, to consent to the creation of a parity security, as well as the receipt by the Company of the consent of the holders of a majority of each series of Series AA Preferred, voting as separate classes, to the potential issuance of securities below the conversion price floor of each respective subseries of the Series AA Preferred.

(m)    Incorporation of Representations and Warranties from Subscription Agreement. All representations and warranties made by Holder in Section 5 of the Subscription Agreement are, to the extent not otherwise expressly set forth herein, incorporated in this Section 3 by this reference and made a part hereof.

4.    Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Holders, and covenants for the benefit of the Holders, as follows:

(a)    The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)    Subject to the Stockholder Approval, the shares of Series AAA Preferred that represent Exchange Shares hereunder are duly authorized and, upon issuance in accordance with the terms of this Agreement and the Certificate of Designation (i) will be validly issued and free from all taxes, liens, claims, transfer restrictions, and encumbrances (other than restrictions on transfer contained in this Agreement, state and federal securities laws, or the Certificate of Designation), (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other Person (as defined below) and (iii) will not impose personal liability on any holder thereof. The AAA Conversion Shares and the Dividend Shares are duly authorized and reserved for issuance, and, upon issuance of the Dividend Shares or conversion of the Series AAA Preferred, in each case in accordance with the terms of the Certificate of Designation, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, transfer restrictions, and encumbrances (other than restrictions on transfer contained in this Agreement and state and federal securities laws), (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other Person, and (z) will not impose personal liability upon any holder thereof. Except for the filing of any notice prior or subsequent to the Closing Date (as defined in the Subscription Agreement) that may be required under applicable stock exchange requirements, state securities laws, and/or federal securities laws (or comparable laws of any other jurisdiction), the consents, authorizations, and filings arising from or in connection with, directly or indirectly, the Stockholder Approval, and the filing of the Registration Rights Agreement, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, the offer, issue, sale, execution or delivery of the Securities and the Dividend Shares, or the performance by the Company of its obligations under this Agreement. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(c)    This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)    To the extent compliance is within the Company’s control, and assuming the representations and warranties of the Holders contained herein are true, accurate, and complete in all respects, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Series AAA Preferred hereunder.

5.    Conditions Precedent to the Obligation of the Holders to Consummate the Exchange. The obligations of each Holder to consummate the transactions contemplated by this Agreement are subject to the accuracy of the representations and warranties set forth in Article II, which shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) as of the Closing with the same effect as though such representations and warranties had been made as of the Closing, and to the timely performance by the Company, as applicable, of their respective covenants and obligations hereunder, and to the satisfaction or waiver prior to or at the Closing, of each of the following conditions:

(a)    The Company shall have executed and delivered this Agreement.

(b)    The Company shall deliver (or cause to be delivered) the Exchange Shares, to each Holder in the principal amounts set forth on Schedule A hereto, and in accordance with the delivery terms set forth in Article I.

(c)    The Company shall have received the Preferred Consents.

(d)    The Company shall have satisfied its obligations under the Subscription Agreement.

For purposes of this Section 4, the Exchange Shares shall be deemed to have been “delivered” for purposes of this Section 4 upon the Company’s submission to its transfer agent of an irrevocable letter of instruction to issue the Exchange Shares and/or the Sale Shares.

6.    Conditions Precedent to the Obligation of the Company to Consummate the Exchange. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the accuracy of the representations and warranties set forth in Article III, which shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) as of the Closing with the same effect as though such representations and warranties had been made as of the Closing, and to the timely performance by each Holder, as applicable, of the their covenants and obligations hereunder, and to the satisfaction or waiver prior to or at the Closing, of each of the following conditions:

(a)    The Holders shall have executed and delivered this Agreement.

(b)    The Holders shall deliver (or cause to be delivered) any reasonably necessary documentation to cancel the Exchanged Shares on the books and records of the Company, held with the Company’s transfer agent, in the amounts set forth on Schedule A hereto, and in accordance with the delivery terms set forth in Article I.

(c)    The Company shall have received the Preferred Consents.

(d)    All Exchanges made hereunder meet the Minimum Investment Requirements.

(e)    The subscription to purchase Sale Shares and exchange the Exchanged Shares shall have been accepted by the Company.

(f)    Each Holder, and all Purchasers (as defined in the Subscription Agreement) shall have satisfied their obligations under each Subscription Agreement, including, without limitation, delivery of all funds in full by wire transfer from all Holders and Purchasers purchasing Sale Shares in the Concurrent Offering shall have been received by the Escrow Agent.

7.    Acceptance of Subscription Agreement. Each Holder understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject any subscription for Sale Shares in the Concurrent Offering, in whole or in part, notwithstanding prior receipt by a Holder of notice of acceptance of such subscription, and in the event the Company rejects the subscription of a Holder, the Company further has the right, in its sole discretion, to terminate this Agreement with respect to such Holder.

8.    Certain Covenants.

(a)    Further Assurances. The parties hereto agree to use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the Exchange on their account, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, and authorizations.

(b)    Covenant Survival. The obligations of the Company under this Article 8 shall survive the transfer of any Exchange Shares, the enforcement, amendment or waiver of any provision of this Agreement or the Certificate of Designation, and the termination of this Agreement.

9.    Miscellaneous.

(a)    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and each Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Each Holders irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agrees that service of process upon the either the Holders or the Company mailed by first class mail shall be deemed in every respect effective service of process upon the other party in any such suit or proceeding. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b)    Entire Agreement. This Agreement, the Subscription Agreements, and the Registration Rights Agreement, together with the Exhibits and Disclosure Schedules attached hereto and thereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by the Company and the holders of a majority of the Exchanged Shares.

(c)    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)    Construction. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” The word “or” shall not be exclusive. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting construction against the party causing the drafting of the provision in question.

(e)    Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs before the deadline imposed by that service for overnight delivery or (iii) when transmitted, if sent by electronic mail, provided confirmation of receipt tis received by send and the notice is sent by an additional method provided under this Agreement, in each case to the parties hereto as follows:

If to a Holder, to the address set forth on such Holder’s signature page to this Agreement,

If to the Company:

Super League Enterprise, Inc.

2912 Colorado Ave.

Suite 203

Santa Monica, CA 90404

E-mail: ann.hand@superleague.com

Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Disclosure Law Group, a Professional Corporation

655 West Broadway, Suite 870

San Diego, CA 92101

E-Mail: jkennedy@disclosurelawgroup.com

Attention: Jack Kennedy

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(f)    Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

(g)    No Third-Party Beneficiary. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

(h)    WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)    Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Exchange Shares.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

SUPER LEAGUE ENTERPRISE, INC.

By:	/s/
	Name:	Ann Hand
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

[HOLDER]

By:     ______________________

Name:     ______________________

Title:     ______________________

Address for Notice:

_________________________

_________________________

_________________________

SCHEDULE A

Holder	Current Shares (#)	Exchanged Shares (#)	Exchange Shares (#)